EXHIBIT (j)(2)



                                INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 85 to the Registration Statement (1933 Act File No. 33-572) on Form N-1A of Eaton Vance Municipals Trust of our reports each dated November 3, 2000 of Eaton Vance National Municipals Fund (the "Fund") and the National Municipals Portfolio included in the September 30, 2000 Annual Report to Shareholders of the Fund.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectuses and under "Other Service Providers" in the Statement of Additional Information.


                                  /s/ Deloitte & Touche LLP
                                  -------------------------
                                  DELOITTE & TOUCHE LLP


January 22, 2001
Boston, Massachusetts